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                                                                    EXHIBIT 10.9

                               CENTEX CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                       EFFECTIVE AS OF APRIL 1, 2003, AND

                            LAST AMENDED MAY 13, 2004

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                               CENTEX CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF APRIL 1, 2003

                                TABLE OF CONTENTS

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ARTICLE I.   NATURE OF PLAN..........................................................................      1

ARTICLE II.  DEFINITIONS AND CONSTRUCTION............................................................      2
      2.1    Definitions.............................................................................      2
      2.2    Word Usage..............................................................................      5

ARTICLE III. ELIGIBILITY TO PARTICIPATE..............................................................      6
      3.1    Date of Participation...................................................................      6
      3.2    Change in Employment Status.............................................................      6

ARTICLE IV.  DEFERRED CASH COMPENSATION AWARDS.......................................................      7
      4.1    Award from Company......................................................................      7
      4.2    Agreement...............................................................................      7
      4.3    Crediting of Amounts....................................................................      7
      4.4    Interest................................................................................      7
      4.5    Vesting.................................................................................      7
      4.6    Distribution............................................................................      7
      4.7    Forfeiture..............................................................................      7
      4.8    Death, Disability or Vested Retirement..................................................      8
      4.9    Change in Control.......................................................................      8
      4.10   Employee Directors......................................................................      8

ARTICLE V.   PARTICIPANT ACCOUNTS....................................................................      9
      5.1    Participant Accounts....................................................................      9
      5.2    Accounting for Distributions............................................................      9

ARTICLE VI.  DISTRIBUTION OF BENEFITS................................................................     10
      6.1    Election for Form of Distribution of Benefits...........................................     10
      6.2    Time of Distribution....................................................................     11
      6.3    Distributions In the Event of the Participant's Death...................................     12
      6.4    Withdrawals in the Event of an Unforeseeable Financial Emergency........................     13
      6.5    Notice to Trustee.......................................................................     13
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ARTICLE VII. AMENDMENTS AND TERMINATION..............................................................     14
      7.1    Amendment by Company....................................................................     14
      7.2    Plan Termination........................................................................     14

ARTICLE VIII.TRUST...................................................................................     15
      8.1    Establishment of Trust..................................................................     15
      8.2    Funding.................................................................................     15

ARTICLE IX.  PLAN ADMINISTRATION.....................................................................     16
      9.1    Powers and Responsibilities of the Committee............................................     16
      9.2    Claims and Review Procedures............................................................     16

ARTICLE X.   MISCELLANEOUS...........................................................................     18
      10.1   Communication to Participants...........................................................     18
      10.2   Limitation of Rights....................................................................     18
      10.3   Spendthrift Provision...................................................................     18
      10.4   Spousal Claims..........................................................................     18
      10.5   Withholding.............................................................................     18
      10.6   Facility of Payment.....................................................................     18
      10.7   Overpayment and Underpayment of Benefits................................................     18
      10.8   Governing Law...........................................................................     19
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                               CENTEX CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF APRIL 1, 2003

                                   ARTICLE I.

                                 NATURE OF PLAN

      Centex Corporation (the "Company") establishes the Centex Corporation Executive Deferred Compensation Plan (the "Plan"), effective as of April 1, 2003, for the benefit of certain of its Eligible Employees. The purpose of the Plan is to provide non-qualified Deferred Cash Compensation Awards to Eligible Employees.

      The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

      NOW, THEREFORE, Centex Corporation hereby authorizes the establishment of the Plan, effective as of April 1, 2003, to read as follows:

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                                   ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

      2.1 DEFINITIONS. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

            "ACCOUNT" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon as described in Article V.

            "BENEFICIARY" means the person or persons entitled under Section 6.3 to receive benefits under the Plan upon the death of a Participant.

            "BOARD" means the Board of Directors of the Company.

            "CHANGE IN CONTROL" means, unless otherwise defined by the independent Compensation Committee of the Board, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

            (1) a third person, including a "Group" as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Company common stock, par value $0.25 per share, having 50% or more of total number of votes that may be cast for the election of Directors; or

            (2) as a result of, or in connection with, a contested election for Director, persons who were Directors immediately before such election shall cease to constitute a majority of the Board.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COMMITTEE" means the Compensation Committee of the Board.

            "COMPANY" means Centex Corporation, a Nevada corporation, or any successor thereto which shall adopt this Plan.

            "DEFERRAL ELECTION FORM" means an election, in the form and subject to the conditions prescribed by the Committee, pursuant to which a Participant elects the time and form of distribution of his Account under the Plan.

            "DEFERRED CASH COMPENSATION" means deferred cash compensation granted to an Eligible Employee as a bonus following the conclusion of a fiscal year pursuant to Article IV.

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            "DEFERRED CASH COMPENSATION AWARD" means an award of Deferred Cash
Compensation.

            "DEFERRED COMPENSATION AGREEMENT" means an agreement between the Company and an Eligible Employee, in the form and subject to the conditions prescribed by the Committee, pursuant to which an Eligible Employee is granted a Deferred Cash Compensation Award from the Company, and which specifies:

            (1) that the Eligible Employee agrees to participate in this Plan in accordance with its provisions; and

            (2) that this Plan is incorporated by reference and the Deferred Compensation Agreement shall be subject to this Plan in all respects.

            "DIRECTOR" means an individual who is a member of the Board.

            "DISABILITY" means a disability which entitles a Participant to benefits under the Employer's long-term disability plan or which would entitle the Participant to benefits under such plan were the Participant an employee at the time of such disability.

            "ELIGIBLE EMPLOYEE" means (1) prior to January 1, 2004, an Employee of the Employer who is a member of the Senior Management Team, and (2) after December 31, 2003, an Employee who is an officer of the Employer.

            "EMPLOYEE" means any employee of the Employer.

            "EMPLOYEE DIRECTOR" means an individual (1) who is both a member of the Board and an Employee of the Company at the time of the grant of the Deferred Cash Compensation Award or (2) who was an Employee whose date of Retirement is before the Deferred Cash Compensation Award is granted, but who qualifies for such award in accordance with an incentive compensation plan of the Company.

            "EMPLOYER" means the Company and any Related Employer.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

            "FORM OF DISTRIBUTION" means one of the distribution options set forth in Section 6.1(b).

            "FULL TIME EMPLOYEE" means a person actively and regularly engaged in work at least 40 hours a week.

            "MAXIMUM DEFERRAL DATE" means December 31st of the 7th year after the year in which a Deferred Cash Compensation Award is granted to a Participant.

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            "PARTICIPANT" means any Eligible Employee who participates in the
Plan in accordance with Article III and Article IV.

            "PLAN" means the Centex Corporation Executive Deferred Compensation Plan, as set forth herein and as may be amended from time to time.

            "PLAN YEAR" means the 12-consecutive month period beginning January 1 and ending December 31.

            "RELATED EMPLOYER" means any employer other than the Company named herein, if the Company and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o). Related Employer shall also include any joint venture in which the Company or a subsidiary of the Company is a partner, if the Company or a subsidiary of the Company manages such joint venture, and any Affiliated Business Arrangement. For purposes of this definition of Related Employer, an "Affiliated Business Arrangement" means any entity in which either CTX Mortgage Ventures Corporation, a Nevada corporation, CTX Mortgage Ventures, LLC, a Delaware limited liability company, or a subsidiary of the Company owns an interest and in which a non-Company owned entity also owns an interest, and may take the form of a limited partnership, a limited liability limited partnership, a limited liability company or such other ownership and management structure as CTX Mortgage Ventures Corporation, CTX Mortgage Ventures, LLC, or a subsidiary of the Company, as applicable, may deem appropriate. In addition, predecessors to the Company and its subsidiaries are Related Employers.

            "RETIREMENT" means the Participant's voluntary termination of employment from the Employer and, where the context indicates, will include Vested Retirement.

            "SENIOR MANAGEMENT TEAM" means Messrs. Leldon E. Echols, Timothy R. Eller, Laurence E. Hirsch, Raymond G. Smerge, and Robert S. Stewart.

            "TRUST" means a trust fund established, if any, pursuant to the
Article VIII hereof.

            "TRUSTEE" means the corporation or individuals named in the agreement establishing a Trust and such successor and/or additional trustees as may be named in accordance with a trust agreement, if one is established.

            "UNFORESEEABLE FINANCIAL EMERGENCY" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) sudden and unexpected illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable

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circumstances arising as a result of events beyond the control of the
Participant, all as determined in the sole discretion of the Committee.

            "VESTED RETIREMENT" means the voluntary termination by a Participant who is a Full Time Employee of all employment from the Employer at any time after the Participant is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70. Calculation of eligibility for Vested Retirement shall be based on whole years of age and Years of Service on the date as of which the calculation is being made. Any partial years shall be disregarded.

            "WEIGHTED AVERAGE COST OF FUNDS" means the Company's weighted average borrowing cost as determined quarterly by the Company's Treasurer.

            "YEARS OF SERVICE" means the Participant's years of employment with an Employer. A Participant shall be credited with a Year of Service on each anniversary of the date on which he was first employed with an Employer, provided that the Participant continues to be employed by an Employer on such anniversary date.

      2.2 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein," "hereof," "hereinafter" and other conjunctive uses of the word "here" shall be construed as reference to another portion of this Plan document. The terms "Section" or "Article" when used as a cross-reference shall refer to other Sections or Articles contained in the Plan and not to another instrument, document or publication unless specifically stated otherwise.

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                                  ARTICLE III.

                           ELIGIBILITY TO PARTICIPATE

      3.1 DATE OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan as of the date he is granted a Deferred Cash Compensation Award, pursuant to Section 4.1, subject to his timely execution of a Deferred Compensation Agreement.

      3.2 CHANGE IN EMPLOYMENT STATUS. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an Eligible Employee, the individual shall continue to be a Participant while he remains employed and the Deferred Cash Compensation Award will continue to vest and be paid in accordance with its terms; provided, however, the individual shall not be eligible for new grants of Deferred Cash Compensation Awards on and after the date he is no longer an Eligible Employee.

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                                   ARTICLE IV.

                        DEFERRED CASH COMPENSATION AWARDS

      4.1 AWARD FROM COMPANY. From time to time while the Plan is in effect, the Committee may in its absolute discretion select from among Eligible Employees such one or more of them as in the opinion of the Committee should receive a Deferred Cash Compensation Award from the Company. The Committee will also, in its absolute discretion, determine the amount of the Deferred Cash Compensation Award for each Eligible Employee so selected.

      4.2 AGREEMENT. Each Deferred Cash Compensation Award under the Plan shall be evidenced by, and subject to, a timely executed Deferred Compensation Agreement setting forth the terms and conditions of the award.

      4.3 CREDITING OF AMOUNTS. An Employer shall credit a Participant's Account with the amount of Deferred Cash Compensation that has been awarded to the Participant in accordance with Section 4.1. Such amount shall be credited to a Participant's Account on the date specified under the applicable Deferred Compensation Agreement.

      4.4 INTEREST. A Participant's Account shall accrue interest until paid to the Participant, and shall be credited with interest at the Weighted Average Cost of Funds on the last business day of each calendar quarter or as otherwise provided in the applicable Deferred Compensation Agreement. The foregoing notwithstanding, unless otherwise provided in the applicable Deferred Compensation Agreement, if all or a portion of a Participant's Account is distributed on a date other than the last business day of a calendar quarter, then, with respect to such distributed amount, his Account will be credited with prorated interest based on a fraction, the numerator of which shall be the number of days in the quarter of distribution prior to the distribution date and the denominator of which shall be the total number of days in the quarter of distribution, at the Weighted Average Cost of Funds for the last business day of the calendar quarter immediately preceding the calendar quarter of such Participant's distribution.

      4.5 VESTING. A Participant's Deferred Cash Compensation Award shall vest in accordance with a schedule established by the Committee, in its sole and absolute discretion, and as described in the applicable Deferred Compensation Agreement. The schedules established by the Committee for each Deferred Cash Compensation Award may differ among Participants.

      4.6 DISTRIBUTION. The distribution of any vested portion of a Deferred Cash Compensation Award shall be as provided in the applicable Deferred Compensation Agreement, subject to the provisions of Article VI below.

      4.7 FORFEITURE. Subject to Sections 4.8, 4.9 and 4.10 below and except as otherwise provided in a Deferred Compensation Agreement or as otherwise determined by the Committee, any unvested portion of an Account attributable to a Deferred Cash Compensation Award shall be immediately forfeited automatically upon termination of employment of the Participant for any reason other than death, Disability or Vested Retirement.

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      4.8   DEATH, DISABILITY OR VESTED RETIREMENT. Notwithstanding Section 4.5
to the contrary, unless (i) otherwise expressly provided in the applicable Deferred Compensation Agreement or (ii) previously forfeited under Section 4.7, in the event of the Participant's death, Disability or Vested Retirement, each Deferred Cash Compensation Award granted to such Participant shall become immediately vested in its entirety.

      4.9 CHANGE IN CONTROL. In the event of a Change in Control during a Participant's employment with the Employer, each Deferred Cash Compensation Award granted under this Plan to the Participant shall become immediately vested and payable and shall be paid in a lump sum in cash (regardless of the otherwise applicable distribution and vesting provided for under the Deferred Compensation Agreement or the terms of the Deferred Cash Compensation Award) unless otherwise expressly provided in such Deferred Compensation Agreement or Deferred Cash Compensation Award.

      4.10 EMPLOYEE DIRECTORS. An Employee Director's entire Deferred Cash Compensation Award will vest in full on the date the Employee Director ceases to be both a Director and an Employee.

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                                   ARTICLE V.

                              PARTICIPANT ACCOUNTS

      5.1 PARTICIPANT ACCOUNTS. The Company will establish and maintain an Account for each Participant to which shall be credited all Employer contributions and any earnings attributable to the Participant's Account. The Committee will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year.

      5.2 ACCOUNTING FOR DISTRIBUTIONS. As of any date of a distribution to a Participant or a Beneficiary hereunder, the distribution to the Participant or to the Participant's Beneficiary(ies) shall be charged to the Participant's Account.

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                                   ARTICLE VI.

                            DISTRIBUTION OF BENEFITS

      6.1   ELECTION FOR FORM OF DISTRIBUTION OF BENEFITS.

            (a) A Participant shall elect the Form of Distribution to be made from the Participant's Account when such Participant first enters into a Deferred Compensation Agreement and at such other designated times as provided in Section 6.2(b).

            (b) Participants may elect to receive distribution of their Account with respect to the amounts scheduled to vest in the following year from among the following Forms of Distribution, subject to Section
      6.2 of the Plan:

                  (1) For a distribution following death, Disability, or Retirement prior to the Maximum Deferral Date:

                        (A)   a lump sum in cash; or

                        (B) a series of substantially equal quarterly, semi-annual or annual installments in cash over a period certain which does not exceed the Maximum Deferral Date; or

                        (C) two installments in cash in amounts (stated as percentages of the Account that total 100%) payable as of the dates elected by the Participant which do not exceed the Maximum Deferral Date.

                  (2) For a distribution during employment prior to the Maximum Deferral Date:

                        (A) a lump sum in cash of all or a portion of the Participant's Account payable as of the date(s) elected by the Participant which do not exceed the Maximum Deferral Date; or

                        (B) two installments in cash in amounts (stated as percentages of the Account that total 100%) payable as of the dates elected by the Participant which do not exceed the Maximum Deferral Date.

            (c) Notwithstanding anything herein to the contrary, if a Participant has not elected a Form of Distribution at the time the Participant terminates employment or, if earlier, the Maximum Deferral Date(s), then his vested Account shall be distributed in a lump sum in cash on or about the earlier of his termination date or, if applicable, the Maximum Deferral Date(s).

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      6.2   TIME OF DISTRIBUTION.

            (a)   A Participant may elect to receive a distribution as follows:

                  (1) If the Participant elects a lump sum distribution, he can elect that the distribution be made:

                        (A) within 30 days following his death, Disability, or Retirement; or

                        (B) in January of the year following death, Disability or Retirement;

            provided, however, that if the Maximum Deferral Date for the amount to be distributed occurs prior to the Participant's death, Disability or Retirement, then such lump sum distribution shall be made on (or as soon as administratively practicable after) the Maximum Deferral Date.

                  (2) If the Participant elects a distribution in quarterly, semi-annual or annual installments, the distribution will commence in January of the year following death, Disability, or Retirement; provided, however, that if the Maximum Deferral Date for the amount to be distributed occurs prior to the Participant's death, Disability or Retirement, then such amount shall be distributed in lump sum on (or as soon as administratively practicable after) the Maximum Deferral Date.

                  (3) If the Participant elects a lump sum distribution during employment, he can elect that the distribution be made after a set number of years not to exceed the Maximum Deferral Date for the amount to be distributed, provided, however, that if the Participant terminates employment prior to such date, then the Plan's provisions with respect to distribution following death, Disability, or Retirement, or the general provisions of this Section, shall control the distribution of his Account.

      An election pursuant to this Section shall be made by the Participant when the Participant first enters into a Deferred Compensation Agreement pursuant to a Deferral Election Form and at other such times as permitted by the Committee on subsequent Deferral Election Forms.

            (b) An election of timing of distribution for a prior Plan Year award may be revoked and a new election substituted therefor during any subsequent Plan Year; provided, however, that such new election (i) shall only be effective with respect to distributions during a Plan Year subsequent to the Plan Year during which the new election is made and (ii) the new distribution date shall not exceed the applicable Maximum Deferral Date with respect to the amounts to be distributed.

            (c) Notwithstanding a Participant's election regarding timing of a distribution, in the event that a Participant terminates employment other than due to death, Disability, or Retirement and such termination date is prior to the Maximum Deferral Date for the amounts to be distributed, then the Participant's vested Account shall be distributed in a lump sum as soon as administratively practicable after such date; provided, however, that the Committee may, in its sole and absolute discretion, choose to continue the deferral until the Participant's Account would otherwise be payable for a period not to exceed the earlier of (i) the end of the following Plan Year or (B) the applicable Maximum Deferral Date for the amounts to be distributed, subject to the right of the Committee to revoke the deferral at any time and cause a distribution to occur.

            (d) Notwithstanding the foregoing or any other provision of the Plan to the contrary, in no event will distribution of a Participant's vested Account balance be deferred later than the date specified by the Participant in his election to defer his Deferred Cash Compensation Award or, if earlier, the applicable Maximum Deferral Date with respect to each Deferred Cash Compensation Award, subject to Section 6.2(c).

      6.3 DISTRIBUTIONS IN THE EVENT OF THE PARTICIPANT'S DEATH. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his designated Beneficiary or Beneficiaries will be entitled to receive, to the extent vested, the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, in a lump sum as soon as administratively practicable after the Participant's date of death and satisfaction of this Section 6.3.

            If a Participant is married, his Beneficiary is his spouse at the time of his death. A Participant may designate a Beneficiary or Beneficiaries other than his spouse, provided that the Participant's spouse either consents to such designation or the Participant establishes to the satisfaction of the Committee that the spouse's consent cannot be obtained because the spouse cannot be located. Spousal consent must be in writing, must acknowledge the effect of the designation, and must be witnessed by a Plan representative or a notary public. Any consent by a spouse (or the establishment that a spouse cannot be located) shall be valid only with respect to that spouse. The designation of a nonspousal Beneficiary or a change in any prior designation of Beneficiary or Beneficiaries shall be made by giving notice to the Committee on a form designated by the Committee.

            If a Participant is not married, he may designate a Beneficiary or Beneficiaries or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Committee on a form designated by the Committee.

            If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. Distributions shall be made in lump sum payments in cash as soon as administratively practicable following the Committee's receipt of notice of the Participant's death.

            A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee. If upon the death of the Participant there is, in the opinion of the Committee, no designated Beneficiary for part or all of the Participant's vested Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Committee, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

      6.4 WITHDRAWALS IN THE EVENT OF AN UNFORESEEABLE FINANCIAL EMERGENCY. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee, in the manner and form specified by the Committee, to receive a partial or full distribution of his vested Account. A payout under this section shall not exceed the lesser of the vested balance in the Participant's Account or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. Approval of such a request shall be made by the Committee in its sole discretion.

      6.5 NOTICE TO TRUSTEE. The Committee will notify the Trustee, if applicable, in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Committee's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

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                                  ARTICLE VII.

                           AMENDMENTS AND TERMINATION

      7.1 AMENDMENT BY COMPANY. The Company, by action of the Committee, reserves the authority to amend the Plan at any time and in any manner, except that no amendment shall apply retroactively to alter the rights of Participants (or, following the Participants' death, their Beneficiaries) with respect to past deferrals, nor shall any such amendment divest any Participant (or, following the Participant's death, his Beneficiaries) of any deferral made prior to the amendment. Amendments may be made as necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder.

      7.2 PLAN TERMINATION. The Company has adopted the Plan with the intention and expectation that the Plan will be continued indefinitely. However, the Company has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or, by action of the Committee, terminate the Plan at any time. In the event of such discontinuance, Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan; provided, however, that the Company reserves the right to distribute to each Participant the total amount deferred, including accrued interest, of the Participant's Account at any time or times.

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                                  ARTICLE VIII.

                                      TRUST

      8.1 ESTABLISHMENT OF TRUST. Benefits hereunder shall constitute an unfunded, general obligation of the Company. The Company may, but shall not be required to, establish a Trust between the Company and the Trustee, in accordance with the terms and conditions as set forth in a separate agreement, under which assets are held, administered and managed, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to Participants and their Beneficiaries as specified in the Plan. Any such Trust shall be treated as a grantor trust under the Code, and the establishment of any such Trust is not intended to cause Participants to realize current income on amounts contributed thereto. If a Trust is established under this Section 8.1, then benefits may be paid by the Company or from the Trust.

      8.2 FUNDING. Notwithstanding the ability or obligation, as applicable, of the Company to establish a Trust under this Article VIII, or to take other action to create reserves or funds, benefits under this Plan shall constitute an unfunded and unsecured promise to pay benefits. A Participant and his Beneficiary(ies) shall be general creditors of the Company with respect to the payment of any benefit under this Plan.

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                                  ARTICLE IX.

                               PLAN ADMINISTRATION

      9.1 POWERS AND RESPONSIBILITIES OF THE COMMITTEE. The Committee has the full power and discretion and the full responsibility to interpret the Plan and to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Committee's powers and responsibilities include, but are not limited to, the following:

            (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

            (b) To interpret the Plan, its interpretation thereof in good faith and discretion to be final and conclusive on all persons claiming benefits under the Plan;

            (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

            (d)   To administer the claims and review procedures specified in
      Section 9.2;

            (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

            (f) To determine the person or persons to whom such benefits will be paid;

            (g)   To authorize the payment of benefits;

            (h)   To comply with the reporting and disclosure requirements of
      Part 1 of Subtitle B of Title I of ERISA;

            (i) To designate such persons (which may include Employees of the Company), counsel, accountants, and consultants as may be required to assist in administering the Plan; and

            (j) To allocate and delegate its responsibilities, including the formation of any other committees as appropriate to the administration of the Plan.

      9.2   CLAIMS AND REVIEW PROCEDURES.

            (a) If any person believes he is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee, which shall be in appropriate detail to convey a clear understanding of such claim. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person's rights following an adverse benefit determination on review, including a statement of his right to file a lawsuit under ERISA if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

            (b) Within 60 days after the date on which a person receives a notice of denial (or within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Committee for a review of his denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The decision on review shall be in written or electronic form, and include notice of the final determination. If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include (i) the specific reasons for the decision, (ii) the specific references to the pertinent plan provisions on which the decision is based, (iii) a statement that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, (iv) a description of any voluntary appeal procedures offered by the Plan and the person's right to obtain further information about any such procedures, and (v) a statement of the person's right to file a lawsuit under ERISA. If the decision on review is not made within such period, the claim will be considered denied.

            Benefits under this Plan will only be paid if the Committee decides, in its discretion, that a person is entitled to them. Moreover, no action at law or in equity shall be brought to recover benefits under this Plan prior to the date the claimant has exhausted the administrative process of appeal available under the Plan.

                                   ARTICLE X.

                                  MISCELLANEOUS

      10.1 COMMUNICATION TO PARTICIPANTS. The Committee shall communicate the terms of the Plan as soon as practicable after an Eligible Employee is designated as a Participant.

      10.2 LIMITATION OF RIGHTS. Neither the establishment of the Plan and, if applicable, the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Company, an Employer, the Committee (or its delegates) or Trustee, except as provided herein. The Plan is not an employment contract, and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

      10.3 SPENDTHRIFT PROVISION. Except as otherwise provided in Section 10.4, the benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

      10.4 SPOUSAL CLAIMS. Any claim against benefits under this Plan for child support, spousal maintenance, alimony, property division or other matrimonial or dependent obligations shall be paid in a single lump sum payment in cash as soon as administratively practicable after the Committee (or its delegate) approves such payment. Except as provided herein, such a claim under this Plan shall be subject to the Plan's claims procedures, provisions and restrictions.

      10.5 WITHHOLDING. Any taxes required to be withheld from distributions hereunder shall be deducted and withheld by the Employer, benefit provider or funding agent.

      10.6 FACILITY OF PAYMENT. In the event the Committee determines, on the basis of medical reports or other evidence satisfactory to the Committee, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Committee may, but is not obligated to, provide for disbursement of such payments to such person's spouse or to any person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under applicable state law for the care and control of such recipient. The receipt by any such person or institution of any such payments therefor, and any such payment to the extent thereof, shall discharge the liability of the Plan for the payment of benefits hereunder to such recipient.

      10.7 OVERPAYMENT AND UNDERPAYMENT OF BENEFITS. The Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If an overpayment is made to a Participant, spouse, other Beneficiary or alternate payee, for whatever reason, the Committee may, in its sole discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan, without regard to further benefits to which the person may be entitled and, to the extent deemed necessary by the Committee, in its sole discretion, the Committee may seek repayment of such overpaid amounts through any and all available legal actions, including, but not limited to, filing suit in a court with appropriate jurisdiction. If a Participant, spouse, alternate payee, or other Beneficiary receives an underpayment of benefits, the Committee shall direct that immediate payment be made to make up for the underpayment.

      10.8 GOVERNING LAW. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State of Texas.

            IN WITNESS WHEREOF, Centex Corporation has executed these presents as evidenced by the signature of its officer affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ______ day of _____________________, _______.

                                     CENTEX CORPORATION

                                     By:________________________________________

                                     Its:_______________________________________